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                                                                    EXHIBIT 32.1

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT
            TO RULE 13A-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934

         In connection with the quarterly report on Form 10-Q of Cox Radio, Inc. (the "Company") for the period ended June 30, 2003, as filed with the Securities and Exchange Commission as of the date hereof, I, Robert F. Neil, Chief Executive Officer of the Company, and I, Neil O. Johnston, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss.1350, that to the best of our knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                     /s/ Robert F.  Neil
                                     ---------------------------
                                     Name:  Robert F. Neil
                                     Title: Chief Executive Officer
                                     Date:  August 14, 2003



                                     /s/ Neil  O. Johnston
                                     ---------------------------
                                     Name:  Neil O. Johnston
                                     Title: Chief Financial Officer
                                     Date:  August 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, or other documentation authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cox Radio, Inc. and will be retained by Cox Radio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.